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Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated February 24, 2017 with respect to the consolidated financial statements, financial highlights, and Schedule 12-14 of Main Street Capital Corporation included in the Annual Report on Form 10-K for the year ended December 31, 2016, which are included in this Registration Statement and Prospectus. We consent to the use of the aforementioned reports in this Registration Statement and Prospectus and to the use of our name as it appears under the captions "Senior Securities", "Selected Financial Data" and "Independent Registered Public Accounting Firm".

/s/ GRANT THORNTON LLP

Dallas, Texas
March 17, 2017

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  Exhibit (n)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM